Exhibit 10.20

AMENDMENT NO. 1

TO THE PROMISSORY NOTE DATED August 18, 2006

MODIFICATION OF PAYMENT TERMS

Contract # 31437	May 6, 2008

The undersigned Supertel Limited Partnership, a Virginia limited partnership (collectively “Borrower”) executed a certain Promissory Note dated August 18, 2006 (the “Note”) in the original principal amount of $17,850,000.00, payable to General Electric Capital Corporation ("Lender") a copy of which is attached as Exhibit "A" hereto.

Whereby Debtor has elected the option to fix the rate for the remainder of the term.  Interest for the remaining term will accrue at the rate of 5.67% per annum (computed on the basis of a 360-day year of twelve consecutive 30/31-day months). Accordingly, the Debtor hereby amends and modifies certain provisions of the Term Note as follows:

For valuable consideration, it is mutually agreed that the Note be and hereby is amended in that future payments shall be made in amounts and at times as follows:

The principal sum of $17,850,000.00 from the date of May 1, 2008, together with interest on the unpaid principal amount until payment in full at the rate of 5.67% per annum (computed on the basis of a 360-day year of twelve consecutive 30/31-day months).  Said sum is the amount remaining unpaid under the Note.  Future payments are as follows:

One Hundred (100) installments including both principal and interest, each in the amount of $131,493.33, payable commencing June 1, 2008, and monthly thereafter until September 1, 2016, on which date the entire balance of unpaid principal and interest shall be due and payable.

The Note remains in full force and effect, modified only as expressly set forth herein, and all other terms and conditions of the Note remain unchanged and are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Promissory Note as of May 6, 2008.

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	LENDER: GENERAL ELECTRIC CAPITAL CORPORATION		BORROWER: SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

		By:	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust,
Its General Partner

By:	/s/ Becky A. Morrison	By:	/s/ Donavon A. Heimes
	Becky A. Morrison		Donavon A Heimes
Its:	Authorized Signatory	Its:	Vice President/ Treasurer